                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


--------------------------------------------------------------------------------
                                 AMEDISYS, INC.
             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                [AMEDISYS LETTERHEAD]


                                  May 19, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Amedisys, Inc. to be held on Thursday, June 22, 2000 at 4:00 p.m., central daylight time, at the Amedisys corporate offices located at 3029 South Sherwood Forest Boulevard, Suite 300, Baton Rouge, Louisiana. We look forward to this opportunity to update you on developments at Amedisys.

     We hope you will attend the meeting in person. Whether you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided. Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

                                  Sincerely,

                                  /s/ William F. Borne
                                  --------------------------------
                                  William F. Borne
                                  Chairman and Chief Executive Officer

                                 AMEDISYS, INC.
                 3029 SOUTH SHERWOOD FOREST BOULEVARD, SUITE 300
                          BATON ROUGE, LOUISIANA 70816
                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 22, 2000

To the Stockholders of Amedisys, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amedisys, Inc. (the "Company") will be held at the Amedisys corporate offices located at 3029 South Sherwood Forest Boulevard, Suite 300, Baton Rouge, Louisiana at 4:00 p.m., central daylight time, on Thursday, June 22, 2000, for the following purposes:

     1. To elect five directors to serve until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified;

     2. To ratify the selection of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000.

     3. To consider and act upon a proposal to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 24, 2000 are entitled to notice of and to vote at the meeting, or any adjournment thereof.

     Stockholders unable to attend the Annual Meeting in person are requested to read the enclosed Proxy Statement and then complete and deposit the Proxy together with the power of attorney or other authority, if any, under which it was signed, or a notarized certified copy thereof, with the Company's transfer agent, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Annual Meeting or adjournment thereof or with the chairman of the Annual Meeting prior to the commencement thereof. Unregistered stockholders who received the Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ William F. Borne
                                   -------------------------------
                                       William F. Borne
                                       Chairman and Chief Executive Officer

May 19, 2000

     THE PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE MEETING AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

                                 AMEDISYS, INC.
                 3029 SOUTH SHERWOOD FOREST BOULEVARD, SUITE 300
                          BATON ROUGE, LOUISIANA 70816
                          (PRINCIPAL EXECUTIVE OFFICE)
                                  ------------
                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Amedisys, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Amedisys corporate offices located at 3029 South Sherwood Forest Boulevard, Suite 300, Baton Rouge, Louisiana, at 4:00 p.m., central daylight time, on Thursday, June 22, 2000, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 19, 2000. All costs of soliciting proxies will be borne by the Company.

     The close of business on April 24, 2000, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date, there were 3,202,846 shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), issued and outstanding and 750,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock") issued and outstanding that were convertible into, and entitled to vote on the basis of, 2,500,000 shares of Common Stock (the "Common Stock Equivalents"). Each share of Common Stock or Common Stock Equivalent is entitled to one vote.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock and Common Stock Equivalents on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present or represented by proxy at the Annual Meeting, the stockholders present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented by proxy. At any such adjourned Annual Meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original Annual Meeting.

     With respect to the election of directors, votes may be cast in favor or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect. Stockholders may not cumulate their votes in the election of directors. The affirmative vote of a majority of the shares of Common Stock and Common Stock Equivalents present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of Items 2 and 3. Abstentions will have the same effect as a vote against a proposal.

     Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. In addition, brokers are entitled to vote on certain items, such as the election of directors, the ratification of auditors and other "discretionary items," even when they have not received instructions from beneficial owners. Brokers are not permitted to vote for "non-discretionary" items without specific instructions from the beneficial owners. Under applicable Delaware law, broker non-votes will have no effect on any of the proposals.

     All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Annual Meeting in accordance with the directions set forth on such proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, (ii) FOR THE APPROVAL OF THE INDEPENDENT PUBLIC ACCOUNTANTS, AND (iii) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by one of the following methods: (a) the execution and submission of a revised proxy, (b) written notice to the Secretary of the Company, or (c) voting in person at the Annual Meeting.

                                  ANNUAL REPORT

     A copy of the Company's 1999 Annual Report to Stockholders is being mailed with this Proxy Statement. The Company will provide, without charge, a copy of its Annual Report on Form 10-K, including financial statements and exhibits thereto, upon written request to John M. Joffrion, Senior Vice President of Finance, at 3029 South Sherwood Forest Boulevard, Suite 300, Baton Rouge, Louisiana 70816, via fax number at (225)295-9624 or via email address at jjoffrion@amedisys.com.

                                     ITEM 1
                              ELECTION OF DIRECTORS

DIRECTOR NOMINEES

     The directors are elected annually by the stockholders of the Company. The Bylaws of the Company provide that the number of directors will be determined by the Board of Directors, but shall not be less than three. The stockholders will elect five directors for the coming year. All of the nominees presently serve as directors of the Company. Each person elected as director will serve until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified.

     Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such person(s) as may be nominated by the Board of Directors.

     The names of the Director nominees, their ages, and certain information about them are set forth below:

                                              Positions and Offices             Period Served
Name of Nominees                Age           Held with the Company              as Director
----------------                ---           ---------------------             -------------
William F. Borne                 42           Chairman of the Board,               since 1982
                                              President, and Chief
                                              Executive Officer
Ronald A. LaBorde                43           Director                             since 1997
Jake L. Netterville              62           Director                             since 1997
David R. Pitts                   60           Director                             since 1997
Peter F. Ricchiuti               43           Director                             since 1997

     William F. Borne. Mr. Borne founded the Company in 1982 and has served as Chief Executive Officer and a director since that time. In 1988, Mr. Borne also founded and served as President and Chief Executive Officer of Amedisys Specialized Medical Services, Inc., a wholly-owned subsidiary of the Company engaged in the provision of home health care services, until June 1993. Mr. Borne also founded and served as Chief Executive Officer of Amedisys Staffing Services, Inc. and Amedisys Nursing Services, Inc., each a wholly-owned subsidiary of the Company engaged in the provision of supplemental staffing.

     Ronald A. LaBorde. Mr. LaBorde has been a director of the Company since 1997. Since 1995, Mr. LaBorde has served as the President and Chief Executive Officer of Piccadilly Cafeterias, Inc. ("Piccadilly"), a retail restaurant business. Mr. LaBorde has been a member of the Piccadilly Board of Directors since 1992. Prior to 1995, Mr. LaBorde held various executive positions with Piccadilly including Executive Vice President and Chief Financial Officer from 1992 to 1995, Executive Vice President, Corporate Secretary and Controller from 1986 to 1992, and Vice President and Assistant Controller from 1982 to 1986. Mr. LaBorde is a certified public accountant.

     Jake L. Netterville. Mr. Netterville has been a director of the Company since 1997. Mr. Netterville is the Managing Director of Postlethwaite & Netterville, A Professional Accounting Corporation, one of the largest privately held accounting firms in Louisiana. Mr. Netterville has held that position since 1977. Mr. Netterville is a certified public accountant and has served as Chairman of the Board of the American Institute of Certified Public Accountants, Inc. ("AICPA"), the highest national office in the accounting profession. Mr. Netterville is a permanent member of the AICPA's Governing Council. Mr. Netterville serves as a member of the Board of Directors of the Wall Street Deli, a NASDAQ listed company, and Catalyst Vidalia Corporation. Mr. Netterville holds a B.S. in accounting from Louisiana State University.

     David R. Pitts. Mr. Pitts has been a director of the Company since 1997. Mr. Pitts is the President and Chief Executive Officer of Pitts Management Associates, Inc., a national hospital and healthcare consulting firm. Mr. Pitts has over thirty-five years experience in hospital operations, healthcare planning and multi-institutional organization, and has served in executive capacities in a number of hospitals, multi-hospital systems, and medical schools. Since 1984, Mr. Pitts has served as President and Chief Executive Officer of HSLI, Inc., a company managing self-insured trusts and providing insurance consulting services to corporations. Mr. Pitts serves as a member of the Board of Directors of Union Planters Bank of Louisiana. Mr. Pitts holds a B.S. degree in management and economics from Ohio State University and Masters degrees in both hospital administration and public administration from the University of Minnesota.

     Peter F. Ricchiuti. Mr. Ricchiuti has been a director of the Company since 1997. Mr. Ricchiuti has been Assistant Dean and Director of Research at Tulane University's A. B. Freeman School of Business since 1993, and an Adjunct Professor of Finance at Tulane since 1986. From 1993 to 1996, Mr. Ricchiuti was the Assistant Dean and Director of Career Development and Placement at the A. B. Freeman School of Business at Tulane. From 1988 to 1993, Mr. Ricchiuti was Assistant State Treasurer and Chief Investment Officer for the Department of the Treasury, State of Louisiana. Mr. Ricchiuti is a member of the Board of Trustees for WYES-TV, the public broadcasting station in New Orleans, Louisiana. Mr. Ricchiuti holds a B.S. degree from Babson College and an MBA from the University of New Orleans.

BOARD OF DIRECTORS, COMMITTEES AND MEETINGS

     During the 1999 fiscal year, the Board of Directors held eleven (11) regular meetings. The Company maintains Audit and Compensation Committees which are both comprised solely of outside directors. Each committee met once during the fiscal year. All of the directors attended at least 75% of the aggregate of the total number of regular board meetings and the total committee meetings held on which each such director served.

     The Audit Committee was established to review, in consultation with the independent auditors, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee also recommends the engagement of the Company's independent auditors and reviews other matters relating to the relationship of the Company with its auditors. The Audit Committee is comprised of Jake L. Netterville and Ronald A. LaBorde.

     The Compensation Committee was established to review and act on matters, including but not limited to, compensation levels and benefit plans for key executives of the Company and the issuance of stock options under the Company's Directors' Stock Option Plan. The Compensation Committee is comprised of Peter
F. Ricchiuti and David R. Pitts.

     The Board of Directors currently has no nominating committee or a committee performing a similar function.

DIRECTOR'S FEES

     During the 1999 fiscal year, each director was paid $1,000 per month. Each director is also eligible to receive stock options from the Company's Directors' Stock Option Plan. During fiscal year 1999, each director was issued stock options, under the Company's Directors' Stock Option Plan, representing 12,750 shares of Company Common Stock with the exception of Mr. Borne who received stock options representing 11,000 shares of Company Common Stock, at an exercise price of $3.00 per common share. Each director also received stock options under the Employees' Stock Option Plan representing 5,555 shares of Company Common Stock at an exercise price of $6.063 per common share. None of the stock options granted were exercised. The Company will offer the fiscal year 2000 Directors, certain options from the Company's Directors' Stock Option Pool, as determined by the Compensation Committee. All directors are entitled to reimbursement for reasonable travel and lodging expenses incurred in attending such meetings. All directors reside in Baton Rouge, Louisiana except for Mr. Ricchiuti who resides in New Orleans, Louisiana.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company, the Company believes that the directors, executive officers, and greater than ten percent beneficial owners complied with all applicable filing requirements during the fiscal year ended December 31, 1999, except that one transaction involving the purchase of Common Stock of the Company reportable on Form 4 was not filed timely by Mr. Peter F. Ricchiuti, a director of the Company.

     THE BOARD OF DIRECTORS HAS NOMINATED THE ABOVE-REFERENCED DIRECTORS FOR ELECTION BY THE SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF SHARES OF COMMON STOCK AND COMMON STOCK EQUIVALENTS PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS.

                                     ITEM 2
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors wishes to obtain from the stockholders a ratification of the Board's action in appointing Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000. The engagement of Arthur Andersen LLP for audit services has been approved by the Board of Directors. Arthur Andersen LLP served in the same capacity for the 1999 fiscal year. A representative from this firm is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

     In the event the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2000 is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year 2000 will be permitted to stand unless the Board finds other good reason for making a change.

     THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2000 AND UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF SUCH APPOINTMENT. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK AND COMMON STOCK EQUIVALENTS PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:


                                                                                Period of Service in
    Name                           Age           Capacity                       Such Capacity
    ----                           ---           --------                       -------------
William F. Borne, RN (1)           42       Chief Executive Officer, President  since December 1982
Larry R. Graham, CPA               34       Chief Operating Officer             since January 1999
John M. Joffrion, CPA              33       Senior Vice President of Finance    since September 1999
Michael D. Lutgring, JD            30       General Counsel and Secretary       since November 1997

--------

(1) Biographical information with respect to this officer was previously described in Item 1.

     Larry R. Graham, CPA was promoted to Chief Operating Officer in January 1999. Mr. Graham joined the Company in April 1996 as Vice President of Finance where he was instrumental in modifying the budget process to conform with business unit and Company goals. In January 1998, he was promoted to Senior Vice President of Operations during which time he worked with operational presidents to initiate additional financial reporting systems to support management objectives. From 1993 to 1996, he served as Director of Financial Services at General Health Systems, a regional multi-faceted health care system in Baton Rouge, where he was responsible for the financial reporting systems. From 1989 to 1993, he was a Senior Accountant for Arthur Andersen LLP. Mr. Graham received a B.S. degree in accounting from the University of Southern Mississippi.

     John M. Joffrion, CPA is Senior Vice President of Finance. He joined the Company in February of 1998 as the Senior Vice President of Home Care for the States of Louisiana and Texas. He was promoted to Senior Vice President of Operations for the Home Care Division in January 1999 and to Senior Vice President of Finance in September 1999. Before joining the Company, Mr. Joffrion served as Division Vice President for the Columbia Home Care Group for the State of Louisiana from 1997 to 1998 where he provided general business operations oversight. Prior to that, he was Director of Market Operations for the Louisiana Division of Columbia Home Care Group, and Chief Operating Officer for Home Healthcare Services for Columbia/HCA's Doctors' Hospital of Opelousas. Mr. Joffrion received a B.S. degree in accounting from Louisiana State University.

     Michael D. Lutgring, JD was named General Counsel and Secretary in 1997. Previously, he was the principal in the private practice of the Law Offices of Michael D. Lutgring where his areas of practice included health care law, commercial litigation, real estate law, and business transactions. Mr. Lutgring received a Juris Doctorate Degree from the Louisiana State University Paul M. Hebert Law Center in 1996.

     There is no family relationship between or among any executive officers, directors, and director nominees.

                                 STOCK OWNERSHIP

     The following table and notes thereto set forth certain information regarding beneficial ownership of the Company's Common Stock and Common Stock Equivalents as of April 24, 2000 by (i) each person known by the Company to beneficially own more than five percent of the Company's Common Stock and Common Stock Equivalents, (ii) each of the Company's directors and director nominees,
(iii) each named executive officer, and (iv) all directors and executive officers of the Company as a group.

                                                 SHARES OF
                                               COMMON STOCK AND   PERCENT OF
                                                COMMON STOCK       VOTING
NAME AND ADDRESS(1)                             EQUIVALENTS(2)    POWER(3)

Terra Healthy Living, Ltd.                     1,266,667(4)       20.04%

William F. Borne                                 646,778(5)       10.19%

Canadian Imperial Bank of Commerce               505,833(6)        8.00%

Bank Julius Baer & Company, Ltd.                 333,333(7)        5.25%

Larry R. Graham                                   70,330(8)        1.01%

Mitchel G. Morel                                  43,320(9)    *

Peter F. Ricchiuti                                21,153(10)   *

John M. Joffrion                                  15,148(11)   *

David R. Pitts                                    14,153(12)   *

                                                 SHARES OF
                                               COMMON STOCK AND   PERCENT OF
                                                COMMON STOCK       VOTING
NAME AND ADDRESS(1)                             EQUIVALENTS(2)    POWER(3)

Michael D. Lutgring                                  13,005(13)   *

Ronald A. LaBorde                                    11,153(14)   *

Jake L. Netterville                                  11,153(10)   *

All officers and directors as a group (9 persons)   846,193(15)   13.33%
-----------------------------
(*)  Less than one percent.
(1) Each address is the Company, except for (i) Terra Healthy Living, Ltd., at Station Street 22, Uerikon 8713, Switzerland, (ii) Canadian Imperial Bank of Commerce, at 13 Route de Florissant, Geneva 12, Switzerland, (iii) Bank Julius Baer & Company, Ltd., at Bahnofstrasse 36, 8010 Zurich, Switzerland,
     (iv) David R. Pitts, at 7946 Goodwood Boulevard, Baton Rouge, LA 70806, (v) Peter F. Ricchiuti, Associate Dean, Director of Research, A.B. Freeman School of Business, Tulane University, New Orleans, LA 70118, (vi) Ronald
     A. LaBorde, at 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana, 70821, and (vii) Jake L. Netterville, at 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809.
(2) Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Common Stock Equivalents.
(3)  Includes Common Stock and Common Stock equivalents.
(4) Represents 1,266,667 shares of Company Common Stock which are convertible from 380,000 shares Series A Preferred Stock.
(5) Includes options to purchase 138,972 shares of Common Stock which may be acquired through options currently exercisable, 34,900 shares of Common Stock owned by his wife, 38,500 shares of Common Stock owned by a trust on behalf of Mr. Borne's children, 5,000 shares of Common Stock owned by his parents, and 22,000 shares of Common Stock owned by his father.
(6) Includes 233,333 shares of Company Common Stock which are convertible from 70,000 shares of Series A Preferred Stock.
(7) Represents 333,333 shares of Company Common Stock which are convertible from 100,000 shares of Series A Preferred Stock.
(8) Includes options to purchase 63,266 shares of Common Stock which may be acquired through options currently exercisable.
(9) Includes options to purchase 42,563 shares of Common Stock which may be acquired through options currently exercisable.
(10) Includes options to purchase 9,153 shares of Common Stock which may be acquired through options currently exercisable.
(11) Includes options to purchase 15,000 shares of Common Stock which may be acquired through options currently exercisable.
(12) Includes options to purchase 9,153 shares of Common Stock which may be acquired through options currently exercisable and 5,000 shares owned jointly with his wife.
(13) Includes options to purchase 12,750 shares of Common Stock which may be acquired through options currently exercisable and 10 shares owned by his wife.
(14) Includes options to purchase 9,153 shares of Common Stock which may be acquired through options currently exercisable and 2,000 shares owned jointly with his wife.
(15) Includes options to purchase 309,163 shares of Common Stock which may be acquired through options currently exercisable.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company to the chief executive officer and for all other executive officers whose total annual salary and bonus exceeded $100,000 during 1999. The Company maintains a life insurance policy on Mr. Borne. This policy is pledged as collateral for a bank loan of the Company. The named executive officers received perquisites and other personal benefits in amounts less than 10% of their total annual salary and bonus. All of the executive officers are also eligible for other Company benefit plans including 401k, Employee Stock Purchase Plan, health insurance, disability insurance, and life insurance.

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                                                 LONG-TERM
                                                                  ANNUAL COMPENSATION           COMPENSATION
                                                                  -------------------           ------------
                                                                                                 SECURITIES
                                                                               OTHER ANNUAL      UNDERLYING
                                          YEAR      SALARY      BONUS          COMPENSATION       OPTIONS
                                          ----     --------   ----------        ------------    ------------
William F. Borne
Chief Executive Officer and President     1999     $240,915   $  250,000(2)     $     --          77,225
                                          1998      236,150           --          64,706(5)           --
                                          1997      190,000       20,000              --          34,525
Larry R. Graham
Chief Operating Officer                   1999     $138,024   $   75,000(3)     $     --          75,000

Mitchel G. Morel(1)
Former Chief Financial Officer            1999     $ 33,442   $       --        $121,031          56,750
                                          1998      139,697           --              --              --
                                          1997      100,000       12,500              --          24,128

John M. Joffrion
Senior Vice President of Finance          1999     $115,925   $   60,000(4)     $     --          20,000

--------

(1) Mr. Morel resigned as an officer in March 1999 to pursue other interests. Other Annual Compensation consists of severance, vacation payout and payments for consulting services performed.

(2) Pursuant to his employment agreement, Mr. Borne earned an annual bonus, which may be taken in cash or in Common Stock (restricted for one year) at a price of $1.44 per common share, as a result of achieving certain financial goals as approved by the Board of Directors. To date, Mr. Borne has not made an election.

(3) Mr. Graham earned an annual bonus, which may be taken in cash or in Common Stock (restricted for one year) at a price of $1.44 per common share, as a result of achieving certain financial goals as approved by the Board of Directors. To date, Mr. Graham has not made an election.

(4) Mr. Joffrion earned an annual bonus of $60,000, of which $7,500 was received in cash and $52,500 may be taken in cash or in Common Stock (restricted for one year) at a price of $1.44 per common share, as a result of achieving certain financial goals as approved by the Board of Directors. To date, Mr. Joffrion has not made an election.

(5) Mr. Borne's Other Annual Compensation consists of the forgiveness of a debt in favor of the Company.

EMPLOYMENT AGREEMENTS

         Except for Mr. Borne and Mr. Graham, none of the officers of the Company is subject to an employment agreement. Mr. Borne entered into an employment agreement with the Company effective January 1, 1999 with a term through December 31, 2003 which provides for successive one-year renewals unless either party gives 30-day written notice of its election not to renew prior to the expiration of the term. The agreement provides for a base salary of $250,000 annually, with yearly cash increases of the greater of (i) 6%; (ii) the percentage increase, if any, of the consumer price index for Urban Wage Earning and Clerical Workers (Greater Metropolitan Baton Rouge Area, all items) issued by the Bureau of Labor Statistics of the U.S. Department of Labor using the year 1967 as a base of 100 (the "Index"); or (iii) $25,000, stock, stock options, and an annual bonus up to 100% of the base salary for the applicable year if the Company's operating income (loss) equals or exceeds the Company's budgeted projection for such year as approved by the Board of Directors. The agreement also provides for payment of an additional cash bonus sufficient to pay any taxes incurred as a result of the issuance of stock, stock grants or stock options, and payment of additional benefits such as automobile allowance, participation in Company benefit plans and life insurance benefits.

         In the event Mr. Borne's employment is terminated due to death, disability, without cause, upon Company default of the agreement, following a change of control of the Company, upon termination by the Company relating to automatic extensions of the agreement, or upon termination by Mr. Borne for failing to be elected to the Board of Directors, Mr. Borne will be entitled to receive the greater of the base salary payments he would have received had his employment continued for the remaining term of the agreement; or an amount equal to one month's base salary for each $10,000 of total compensation Mr. Borne received in either (i) the highest of the last five (5) fiscal years of the agreement or (ii) an amount equal to 150% of the total base salary for the previous fiscal year, whichever is greater. Compensation includes all salary, bonuses, stock, benefits, and personal perquisites, whether in cash or property. In addition, Mr. Borne will be entitled to receive all of the benefits and personal perquisites provided under the agreement, including but not limited to, automobile expenses, health and life insurance premiums and benefits, stock grants, and stock options during the period of time which is the greater of the remaining term of the agreement, or the number of months calculated by dividing $10,000 into the total compensation.

         Mr. Graham's employment agreement was entered into on February 1, 2000 and is of indefinite duration. The agreement provides for an annual base salary of $180,000, with yearly cash increases of the greater of 6% or $15,000, stock options and an annual bonus of up to $90,000 upon the attainment of certain performance based criteria and if the Company's operating income (loss) equals or exceeds the Company's budgeted projection for such year as approved by the Board of Directors. The agreement also provides for additional benefits such as participation in employee benefit plans. In the event Mr. Graham is terminated without cause or following a change of control of the Company, Mr. Graham is entitled to severance compensation in an amount equal to eighteen (18) months of his base salary.

STOCK OPTIONS

         The Company's Stock Option Plan ("Plan") provides for the issuance of an aggregate of 1,425,000 shares of Common Stock upon exercise of options granted pursuant to such Plan. As of December 31, 1999, options to purchase an aggregate of 804,771 common shares were outstanding under the Plan.

                            1999 STOCK OPTION GRANTS

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK
                            OPTIONS         PERCENT OF         EXERCISE                          PRICE APPRECIATION FOR
                            GRANTED       TOTAL OPTIONS          PRICE                                OPTION TERM
                                             GRANTED             (PER           EXPIRATION       ----------------------
     NAME                   (SHARES)       TO EMPLOYEES         SHARE)             DATE             5%           10%
-----------------           --------      -------------       ---------        --------------    --------    ----------
William F. Borne              82,780              12.57%          $3.00         April 5, 2008         $ 0          $ 0

Larry R. Graham               75,000              11.39%          $3.00         April 5, 2008         $ 0          $ 0

Mitchel G. Morel              35,000               5.31%          $3.00         April 5, 2008         $ 0          $ 0
                              18,500               2.81%          $6.61         April 5, 2008         $ 0          $ 0
                               3,250               0.49%          $7.00         April 5, 2008         $ 0          $ 0

John M. Joffrion              20,000               3.03%          $3.00         April 5, 2008         $ 0          $ 0

Michael D. Lutgring           17,000               2.58%          $3.00         April 5, 2008         $ 0          $ 0


                       AGGREGATED OPTION EXERCISES IN 1999
                           AND YEAR-END OPTION VALUES

                                   SHARES
                                  ACQUIRED                            NUMBER OF SECURITIES
                                     ON             VALUE            UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
    NAME                          EXERCISE         REALIZED                OPTIONS                    IN-THE-MONEY OPTIONS(*)
    ----                          --------         --------     -----------------------------     -------------------------------
                                                                 EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
                                                                ------------    -------------     ------------     -------------
William F. Borne                        --               --          111,388           38,612     $          0     $           0

Larry R. Graham                         --               --           44,516           37,500     $          0     $           0

Mitchel G. Morel                        --               --           28,375           28,375     $          0     $           0

John M. Joffrion                        --               --           10,000           10,000     $          0     $           0

Michael D. Lutgring                     --               --            8,500            8,500     $          0     $           0




(*) Computed based on the differences between the fair market value at fiscal year end and aggregate exercise prices.

CERTAIN TRANSACTIONS

         In March 1998, the Company completed a Private Placement of 750,000 shares of Series A Preferred Stock ("Preferred Shares") to accredited investors at a purchase price of $10.00 per share ("Private Placement") in reliance upon an exemption from registration under the Securities Act of 1933.

         Effective February 16, 1999, the terms of conversion of the Company's Series A Preferred Stock were amended through a Preferred Stock Conversion Agreement. This agreement reduced the conversion rate for the Series A Preferred Stock to $3.00 per common share. Prior to the agreement, the conversion rate at December 31, 1998 was $4.41 which would convert into 1,700,680 shares of Common Stock. Under the new agreement, the preferred stock will convert into 2,500,000 common shares.

         In connection with the Private Placement, Terra Healthy Living, Ltd. purchased 380,000 shares of Series A Preferred Stock, which is convertible into 1,266,667 shares of common stock. Bank Julius Baer & Company, Ltd. purchased 100,000 shares of Series A Preferred Stock, which is convertible into 333,333 shares of common stock. Terra Healthy Living, Ltd, and Bank Julius Baer & Company, Ltd. are only affiliated with the Company through their stock ownership.

         A note payable to a certain stockholder of the Company at December 31, 1999 consists of a $10,000 unsecured note that is due on demand and bears interest at 0%. The fair value of this note approximates the recorded balance due to the short-term nature of the note. The said stockholder is neither an officer, director, or a stockholder who beneficially owns more than 5% of the Company's common stock.

REPORT OF THE COMPENSATION COMMITTEE

         The Company's executive compensation is supervised by the Compensation Committee of the Board of Directors. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

         The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the healthcare industry and other companies of comparable size and complexity. Compensation in any particular case may vary from an industry average on the basis of annual and long-term Company performance, as well as individual performance. The Compensation Committee will exercise its discretion to set compensation based on its judgement and where external, internal or individual circumstances warrant it.

         In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash and non-cash bonuses and long-term incentive compensation in the form of stock options.

Base Salary

         Base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the healthcare industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases, the Compensation Committee also takes into account individual experience, and performance.

Annual Incentive Compensation

         The Compensation Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company's achievement of budgeted operating income (loss) projections established at the beginning of each fiscal year or other significant corporate objectives. Individual performance is also considered in determining bonuses.

Other Compensation

         In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans. Executive officer participation in various clubs, organizations, and associations may also be funded by the Company.

Long-Term Incentive Compensation

         The Company provides long-term incentive compensation through its stock option plan. The number of common shares covered by any grant is generally determined by the then-current stock price, subject in certain circumstances to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Chief Executive Officer Compensation

         Mr. Borne has served as chief executive officer since 1982. Mr. Borne's annual base salary for fiscal year 2000 is $275,000 pursuant to his employment agreement described herein. Mr. Borne's salary is set generally to be competitive in relation to the salary levels of executive officers in other companies within the healthcare industry or other companies of comparable size, taking into consideration the position's complexity, responsibility, and need for special expertise.

         The overall goal of the Compensation Committee is to ensure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is effected in the context of a compensation program that includes base pay, annual incentive compensation, and stock ownership.


                                          Compensation Committee:
                                          Peter F. Ricchiuti
                                          David R. Pitts

PERFORMANCE GRAPH

         The Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the five-year period ending December 31, 1999, with the cumulative total return on the NASDAQ composite index and a peer-group index over the same period (assuming the investment of $100 in the Company's Common Stock, the NASDAQ composite index and the peer group) on December 31, 1994. The peer group selected by the Company includes: Star Multi Care Services, National Home Health Care, Transworld Healthcare, NuMed Home Health Care, and In Home Health, Inc. The cumulative total stockholder return on the following graph is not necessarily indicative of future stockholder return. No cash dividends have been declared on the Company's common stock.

                                  [GRAPH CHART]

                       12/31/94   12/31/95   12/31/96   12/31/97   12/31/98    12/31/99
Amedisys, Inc.          100.00     125.00     103.57      64.29      41.07      19.64
Peer Group              100.00      90.03      87.28      62.38      37.67      26.47
Nasdaq Composite        100.00     139.92     171.69     208.83     291.60     541.16

                              COST OF SOLICITATION

         The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers, and regular employees of the Company in person or by telephone or other means of communication. The directors, officers, and employees of the Company will not be compensated additionally for the solicitation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company's Common Stock and Common Stock Equivalents, and the Company will reimburse such brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses.

                 SHAREHOLDER PROPOSALS FOR 2001 PROXY STATEMENT

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 2001 Annual Meeting must be received by the Company no later than January 19, 2001 in order for such proposals to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. Any proposal received by the Company after January 19, 2001 will not be included in the Company's 2001 Proxy Statement. In addition, proposals made outside of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 will be considered untimely unless the Company is provided with notice of such proposals no later than April 4, 2001.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement on such matter.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ William F. Borne

                                          William F. Borne
                                          Chairman and Chief Executive Officer



May 19, 2000

                                 AMEDISYS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 22, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMEDISYS, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of Amedisys, Inc. (the "Company") hereby appoints William F. Borne and Michael D. Lutgring, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock and/or Common Stock Equivalents of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Amedisys corporate offices located at 3029 South Sherwood Forest Boulevard, Suite 300, Baton Rouge, Louisiana on Thursday, June 22, 2000 at 4:00 p.m. (CDT), and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

1.  To elect five Directors.

                                                  FOR                   WITHHOLD
                                                  ---                   --------
           William F. Borne                       ( )                      ( )

           Ronald A. LaBorde                      ( )                      ( )

           Jake L. Netterville                    ( )                      ( )

           David R. Pitts                         ( )                      ( )

           Peter F. Ricchiuti                     ( )                      ( )

                                                  FOR                    AGAINST           ABSTAIN
                                                  ---                    -------           -------
2.  To ratify the selection of Arthur             ( )                      ( )               ( )
Andersen LLP as independent public accountants
of the Company for the fiscal year ending
December 31, 2000.

3.  The proxies are authorized to vote as they    ( )                      ( )               ( )
determine in their discretion upon such
other matters as may properly come before
the meeting.

THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED FOR ITEMS 1, 2 AND 3 THIS PROXY WILL BE VOTED FOR THESE ITEMS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 19, 2000.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

DATED:
      -------------------------             -----------------------------------
                                            (SIGNATURE)


                                            -----------------------------------
                                            (SIGNATURE IF JOINTLY HELD)


                                            -----------------------------------
                                            (PRINTED NAME)

                                             Please sign exactly as name appears
                                             on the stock certificate(s). Joint
                                             owners should each sign. Trustees
                                             and others acting in a
                                             representative capacity should
                                             indicate the capacity in which they
                                             sign.